Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to our report dated April 30, 2024 which was included in Form 20-F, with respect to the consolidated financial statements of Lobo EV Technologies Ltd. for the year ended December 31, 2023 in the form S-8 filed with the U.S. Securities and Exchange Commission.

/s/ TPS Thayer LLC

TPS Thayer LLC

Sugar Land, Texas

March 31, 2025